UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2006

PHARSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31253	77-0401273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 E. Evelyn Avenue, 3rd Floor

Mountain View, CA 94041-1530

(Address of principal executive offices, including zip code)

(650) 314-3800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2006, Pharsight Corporation (the “Company”) and Silicon Valley Bank (the “Bank”) entered into the Fifth Amendment to the Loan and Security Agreement (the “Loan Amendment”), filed herewith as Exhibit 99.1 and incorporated herein by reference, to the Amended and Restated Loan and Security Agreement effective as of May 24, 2004 by and between Silicon Valley Bank and Pharsight Corporation, as amended (the “Loan and Security Agreement”). The Loan Modification amends in part Section 2.4 of the Loan and Security Agreement to provide that interest due on the Committed Revolving Line is payable on the 25th day of each month and amends Section 13.1 of the Loan and Security Agreement by changing the “Revolving Maturity Date” to May 26, 2007. In addition, the Loan Amendment amends in part Section 6.7 by replacing the profitability/loss financial covenant with a covenant requiring the Company to maintain a minimum tangible net worth in the amount not less than $3,000,000. Furthermore, the Loan Amendment also provides for additional representations and warranties by the Company to induce the Bank to enter into the Loan Amendment.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Fifth Amendment to Loan and Security Agreement effective as of June 12, 2006 between Pharsight Corporation and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARSIGHT CORPORATION

By:	/s/ William Frederick
Name:	William Frederick
Title:	Senior Vice President and Chief Financial Officer

Date: June 15, 2006